SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                      SPARTECH CORPORATION
 ................................................................
       (Name of Registrant as Specified in Its Charter)

                           REGISTRANT
 .................................................................
          (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
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      Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     (6)(I)(4) and 0-11.
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        applies:

     ..................................................................
     2) Aggregate number of securities to which transaction applies:

     ...................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     ...................................................................
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


SPARTECH CORPORATION
7733 Forsyth Boulevard - Suite 1450
Clayton, Missouri 63105





NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 12, 1997



TO THE SHAREHOLDERS OF
SPARTECH CORPORATION:

    The Annual Meeting of Shareholders of Spartech Corporation will be held at the Pierre Laclede Conference Center (Second Floor), 7733 Forsyth Boulevard, Clayton, Missouri 63105, on Wednesday, March 12, 1997 at 10:00 a.m. for the following purposes:

    1. To elect three Class A directors to serve three-year terms.

    2. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the 1997 fiscal year.

    3. To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on January 13, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof.

    Whether or not you plan to attend the meeting in person, please complete, sign, and return the proxy, which you may revoke at any time prior to its use.
 A self-addressed envelope, which requires no postage if mailed in the United States, is enclosed for your convenience in returning the signed proxy.


                                             By Order of the Board of Directors


                                              /S/David B. Mueller


                                              David B. Mueller
                                              Executive Vice President
                                              and Chief Operating Officer

St. Louis, Missouri
January 22, 1997


SPARTECH CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 12, 1997

To Our Shareholders:

    The enclosed proxy is solicited by the Board of Directors of Spartech Corporation (the "Company" or "Spartech") for use at the Annual Meeting of Shareholders of the Company to be held at the Pierre Laclede Conference Center, 7733 Forsyth Boulevard, Clayton, Missouri 63105, on Wednesday, March 12, 1997 at 10:00 a.m. and at any and all adjournments thereof. All expenses incident to the preparation and mailing of the proxy statement and form of proxy will be paid by the Company. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for reasonable costs incurred by them in transmitting proxy materials to the beneficial owners of the Company's stock.

    The persons named in the accompanying proxy were selected by the Board of Directors of the Company. All are directors of the Company. They have advised the Company of their intentions, if no contrary instructions are given, to vote the shares represented by all properly executed and unrevoked proxies received by them for the Board of Directors' nominees for director and for management proposal 2, as set forth in the Notice of the Meeting, and on any other matter which may come before the meeting in accordance with their best judgment.

    This proxy statement and the proxy solicited hereby are being first sent or delivered to shareholders of the Company on or about January 22, 1997. Any shareholder given a proxy has the right to revoke it by notifying the Secretary of the Company of such revocation, in writing, at any time before its exercise. Execution of the proxy will not in any way affect the shareholder's right to attend the meeting and vote in person.

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended November 2, 1996 accompanies this proxy statement.

OUTSTANDING SHARES AND VOTING PROCEDURES

    The outstanding voting securities of the Company on January 13, 1997 consisted of 26,382,904 shares of common stock, entitled to one vote per share held.

    With respect to proposal 1, a plurality of the votes present in person or represented by proxy at the meeting is required to elect directors. "Plurality" means the nominees who receive the largest number of votes cast are elected as directors up to the number of directors scheduled to be elected at that Annual Meeting. With respect to proposal 2, a majority of the votes present in person or represented by proxy at the meeting is required to adopt such proposal. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulations of the votes cast on proposals presented to stockholders, and therefore have the same effect as negative votes. Broker non-votes, however, are not counted for the purpose of determining whether a proposal has been approved.

    Only shareholders of record at the close of business on January 13, 1997 will be entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof. A majority of the outstanding shares of stock entitled to vote must be represented at the meeting in person or by proxy to constitute a quorum.

ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. Class A has three directors and Classes B and C have two directors each. All directors hold office for a term of three years. Class A directors will hold office until the Annual Meeting of Shareholders in 2000, Class B directors hold office until the Annual Meeting of Shareholders in 1998, and Class C directors hold office until the Annual Meeting of Shareholders in 1999, and, in each case, until their successors are duly elected and qualified.

    The Board of Directors has nominated Thomas L. Cassidy, David B. Mueller, and Rodney H. Sellers, present directors of the Company, to be reelected Class A directors of the Company. Vita International Limited ("Vita"); TCW Special Placements Fund I, TCW Special Placements Fund II, and TCW Capital, all California limited partnerships (collectively "The TCW Group" or "TCW"); executive officers; and directors as a group, comprising 13,822,940 votes, have informed the Company that they intend to cast their votes "for" these Board nominees.

    The members of the Company's Board of Directors, whose terms will continue after the meeting, and the nominees for election to the Board, with certain information about each of them, including their principal occupations for the last five years, are listed below.



                                                                        SPARTECH
NAME, AGE                 PRINCIPAL OCCUPATION AND                      DIRECTOR
                          OTHER DIRECTORSHIPS                           SINCE

Bradley B. Buechler, 48   President and Chief Executive Officer of        1984
                          the Company. Mr. Buechler is a CPA and was with Arthur Andersen LLP prior to joining the Company in 1981. He was Corporate
                          Controller and Vice President - Finance of the Company from 1981 to 1984. He became
                          Chief Operating Officer of the Company in
                          1985, President in 1987, and Chief Executive
                          Officer effective October 1, 1991. Mr. Buechler is also the immediate past Chairman of the Sheet Producers Division of the Society of the Plastics Industry (SPI) and a current member of the Executive Committee for the Color and Additive Compounders Division of the SPI. His term as director expires at the 1998 Annual
                          Meeting.

Thomas L. Cassidy, 68     Mr. Cassidy has been a Managing Director of      1986
                          Trust Company of the West and a senior partner of TCW Capital since 1984. Prior to 1984, he was a Managing Director of CS First Boston
                          Corporation. Mr. Cassidy also serves on the Board of Directors of DeVlieg - Bullard, Inc.,
                          Holnam, Inc., and Reunion Industries, Inc.
                          Mr. Cassidy currently stands for re-election.

W.R. Clerihue, 73         Chairman of the Company since October 1, 1991.
                          He is retired from Celanese Corporation, where he last served as Executive Vice President and Chief of Staff. Mr. Clerihue also serves on the Board of Directors of Reunion Industries, Inc.
                          His term as director expires at the 1999
                          Annual Meeting.

                                                                        SPARTECH
DIRECTOR                   PRINCIPAL OCCUPATION AND                     DIRECTOR
NAME, AGE                  OTHER DIRECTORSHIPS                          SINCE

Francis J. Eaton, 57       Mr. Eaton is a polymer technologist and,        1990
                           after joining British Vita PLC in 1958, became
                           General Manager of the Industrial Polymer
                           Division in 1971.  He was appointed to British
                           Vita's Board of Directors in 1975 and became their Deputy Chief Executive Officer effective
                           October 1, 1991. Mr. Eaton is President and a council member of the British Rubber
                           Manufacturers' Association in the United
                           Kingdom. His term as director expires at the 1998 Annual Meeting.

David B. Mueller, 43     Executive Vice President, Chief Operating         1994
                         Officer and Secretary of the Company. Mr.
                         Mueller is a CPA and was with Arthur Andersen
                         LLP from 1974 to 1981.  He was Corporate
                         Controller of Apex Oil Company from 1981 to
                         1988.  He became Vice President and Chief
                         Financial Officer of the Company in 1988 and was named Secretary in 1991. He became
                         Executive Vice President and Chief Operating
                         Officer in 1996. Mr. Mueller currently stands for re-election.

Jackson W. Robinson, 54  Mr. Robinson is President of Winslow              1993
                         Management Company, an operating division of Eaton Vance Management, having held that position since 1983. He is also a director of Jupiter International Green Investment Trust,
                         Jupiter-European Investment Trust, and a Trustee of Suffield Academy. His term as director expires at the 1999 Annual Meeting.

Rodney H. Sellers, 50    Mr. Sellers is a Chartered Accountant in the      1990
                         United Kingdom. He joined British Vita PLC in 1971, was appointed to British Vita's Board of Directors in 1974, and was their Chief
                         Executive from July 1990 through April 1996, at which time he was appointed their Deputy
                         Chairman. Mr. Sellers currently stands for re-election.

    On April 13, 1992, the Company's Board of Directors amended the Company's By-Laws so as to require, with respect to certain significant matters affecting the Company, the affirmative vote of at least 50% of the members of the Board, so long as a director nominated by each of Vita and TCW is included in such 50% vote. Prior to the April 13, 1992 By-Laws amendment, such affirmative vote percentage was 85%. Matters requiring the aforesaid 50% vote include (i) merger or consolidation of the Company with another corporation, (ii) sale or transfer of more than 25% of the Company's assets or recommended acceptance of any offer or proposal to acquire the securities or assets of the Company, (iii) purchase or acquisition of substantially all of another corporation's assets, (iv) the Company's engaging in any new business or ceasing to engage in an existing business, (v) issuance of shares of capital stock or any options or warrants to purchase capital stock other than pursuant to exercise or conversion of outstanding securities of the Company, (vi) approval of, amendments, extensions to or cancellations of employment agreements with executives of the Company, (vii) incurrence or renewal of indebtedness exceeding $500,000, and (viii) redemption of preferred stock or acquisitions of preferred or common stock of the Company from an interested shareholder. Any merger, acquisition or business transaction with Vita or TCW, or any acquisition or redemption of shares of common or preferred stock from Vita or TCW will require a majority of directors other than directors designated by such interested shareholder.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE BOARD OF DIRECTORS' SLATE OF NOMINEES STANDING FOR ELECTION.

BOARD OF DIRECTORS
AND COMMITTEES

    There were four meetings of the Board during fiscal 1996. No director attended fewer than 75% of the formal meetings of the Board and Board Committees of which he was a member, with the exception of Messrs. Eaton and Sellers of Vita who, because of long and costly international travel requirements, alternate their attendance at the formal meetings.

    The Board has an Audit Committee, currently consisting of Messrs. Clerihue and Robinson, which formally met twice during fiscal 1996. The Audit Committee's function is to recommend the appointment of independent accountants to audit the Company's financial statements and to perform other services related to the audit; review the scope and results of the audit with the independent accountants; review with management and the independent accountants the Company's interim and year-end operating results; consider the adequacy of the internal accounting and auditing procedures of the Company; and review the non-audit services to be performed by the independent accountants and consider the effect of such performance on the accountants' independence.

    The Board has a Compensation Committee, currently consisting of Messrs. Cassidy, Clerihue, Eaton, and Robinson, which formally met twice during fiscal 1996. The Compensation Committee's function is to review all compensation arrangements in excess of $100,000 per annum, as well as any employment contract.

    At its December 9, 1996 meeting, the Board established a Nominating Committee, currently consisting of Messrs. Eaton, Clerihue, and Robinson, to serve the following functions: review the size and composition of the Board; review possible director candidates and recommend director nominations for presentation to shareholders; and review assignments of Board members to various Board committees. The Nominating Committee's first meeting is scheduled to be held in early March 1997.

    An annual fee of $27,000 is paid for the services of each non-management director, and expenses for attendance at each meeting are reimbursed. In addition, the Company pays an annual fee of $36,000 to British Vita PLC for services provided to the Company by one of its directors. Mr. Clerihue, the Company's Chairman of the Board, receives an additional $15,000 per annum for service to the Company. Each non-management director also receives $1,000 for each Board or Committee Meeting attended of which he is a member.

    Certain non-management directors have received options to purchase common stock of the Company upon membership to the Board and periodically during their terms as directors. The options are issued outside of the Incentive and Restricted Stock Option plans of the Company, and the terms are determined at the time of the grant. In fiscal year 1994, Jackson W. Robinson was granted 30,000 options with a five-year term and an exercise price at the then fair market value of $5.00 per share. No options were granted in fiscal year 1995. In fiscal year 1996, W. R. Clerihue and Jackson W. Robinson were granted 10,000 and 5,000 options, respectively, with a ten-year term and an exercise price at the then fair market value of $11.00 per share.


Page4


EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes compensation earned by the Company's Chief Executive Officer and each other executive officer whose aggregate salary and bonus exceeds $100,000 annually.

                                                                    LONG
                                                                    TERM
                                                                    COMPEN-
                                                                    SATION
NAME AND              FISCAL   ANNUAL    COMPENSATION   OPTIONS     ALL OTHER
PRINCIPAL POSITION    YEAR     SALARY($)  BONUS($)      GRANTED(#)  COMPEN-
                                                                    SATION($)

Bradley B. Buechler   1996      $359,423   $344,920      55,000      $60,025
President and Chief   1995      $333,462   $254,870      50,000      $55,078
Executive Officer     1994      $298,377   $179,091      80,000      $54,891

David B. Mueller      1996      $223,078   $206,952      50,000      $38,625
Executive Vice        1995      $201,154   $140,170      45,000      $34,642
President, Chief      1994      $175,881   $ 85,750      40,000      $32,964
Operating Officer and
Secretary

Randy C. Martin (2)   1996      $111,346    $27,500         ---       $5,166
Vice President Finance1995       $10,577    $ 5,000      10,000          ---
and Chief Financial   1994           ---        ---         ---          ---
Officer

Daniel J. Yoder       1996      $148,077    $50,000      14,750      $17,687
Vice President        1995      $134,039   $ 55,000      12,000     $ 18,520
Engineering           1994      $122,841   $ 42,500      10,000      $ 3,019
and Technology

David G. Pocost (3)   1996       $80,577    $24,000       5,250      $10,739
Vice President Quality1995       $69,578    $17,000       3,000       $9,119
and Environmental     1994       $63,615    $13,000       1,000       $2,466
Affairs


(1)The amounts disclosed in this column for fiscal year 1996 include:

      (a) Company contributions to non-qualified defined contribution arrangements on behalf of Mr. Buechler, $57,300; Mr. Mueller, $35,900; Mr. Martin, $2,996; Mr. Yoder, $15,000, and Mr. Pocost, $8,416.

      (b) Company matching contributions under the Company's 401(k) Savings and Investment Plan on behalf of Mr. Buechler, $2,725; Mr. Mueller, $2,725; Mr. Martin, $2,170; Mr. Yoder, $2,308; and Mr. Pocost, $2,323.

      (c) Company contributions to term life insurance premiums on behalf of Mr. Yoder, $379.

(2)Mr. Martin commenced employment with the Company on September 25, 1995.

(3)Mr. Pocost was elected as an executive officer in December 1996.

OPTION GRANTS

    The following table summarizes option grants made during fiscal 1996 to the executive officers named above.

                      INDIVIDUAL GRANTS
                                % OF TOTAL                  POTENTIAL REALIZABLE
                    NUMBER OF    OPTIONS                      VALUE AT ASSUMED
                    SECURITIES  GRANTED TO                    ANNUAL RATES OF
                                                              STOCK PRICE
                    UNDERLYING  EMPLOYEES              EXPIR- APPRECIATION
                      OPTIONS   IN FISCAL   EXERCISE   ATION  FOR OPTION TERM(1)
NAME                  GRANTED(#)     YEAR      PRICE    DATE     5%($)    10%($)

Bradley B. Buechler  55,000 (2)   18.3%     $6.75     11/29/05 $226,652 $591,677

David B. Mueller     50,000 (2)   16.7%     $6.75     11/29/05 $206,047 $537,888

Daniel J. Yoder      14,750        4.9%     $6.75     11/29/00 $ 27,507  $62,614

David G. Pocost       5,250        1.8%     $6.75     11/29/00  $ 9,791  $22,286

(1) The rates of appreciation presented of 5% and 10% are set by the Securities and Exchange Commission, and therefore, are not intended to forecast future appreciation of the Company's stock price.

(2) These represent options issued under the Restricted Stock Option Plan where neither the options or common stock acquired may be sold or otherwise disposed of for three years after the date of grant of the option.
    The following table summarizes all exercised and unexercised options at the end of fiscal 1996 for the executive officers named above.


                                                      NUMBER OF
                                                    UNEXERCISED        VALUE OF
                                                        OPTIONS      UNEXERCISED
                      SHARES                         AT FISCAL    "IN-THE-MONEY"
                    ACQUIRED ON     VALUE           YEAR END (2)     OPTIONS AT
                                                                      FISCAL
NAME                EXERCISE (#) REALIZED($)(1) (ALL EXERCISABLE)    YEAR END(1)

Bradley B. Buechler    38,000       $255,500         849,062 (3)     $6,144,626

David B. Mueller         ---            ---          215,000 (3)     $1,379,375

Randy C. Martin          ---            ---            10,000          $ 40,000

Daniel J. Yoder          ---            ---            41,750         $ 236,438

David G. Pocost          ---            ---             9,250         $  45,813

(1) The values represent the difference between the exercise price of the options and the price of the Company's common stock on the date of exercise and at fiscal year end, respectively.

(2) The Board has resolved that at no time will the total unexercised options be in excess of 10% of the then outstanding common shares.

(3) These represent options issued under the Restricted Stock Option Plan where neither the options or common stock acquired may be sold or otherwise disposed of for three years after the date of grant of the option.

EMPLOYMENT AGREEMENTS

MESSRS. BUECHLER AND MUELLER

    On July 1, 1992, the Company entered into Amended and Restated Employment Agreements (the "Agreements") with Messrs. Buechler and Mueller (collectively hereinafter the "Employees" and individually, an "Employee") which amended and restated the Employment Agreements previously in effect with each of these Employees. The terms of each Agreement, which have been amended as of July 1, 1996, shall continue until terminated by two years' written notice by the Company to the Employee or by one year's written notice from the Employee to the Company, such notice not to be given by the Company or the Employee before June 30, 1998. The Agreements provide for annual base salaries, subject to periodic review for cost of living and/or merit and other increases, (the base salaries were fixed at $360,000 for Mr. Buechler and $230,000 for Mr. Mueller as of July 1, 1996) and with: (a) a bonus based upon the Company's earnings, (b) term life insurance of $1,250,000 for Mr. Buechler and $750,000 for Mr. Mueller, and (c) annual contributions to a pension plan in an amount equal to 15% of each Employee's base salary.

    Each Employee shall be entitled to a lump sum severance benefit equal to two times Employee's then current base salary plus the aggregate amount of bonus paid or earned by the Employee in the two years prior to the date of such notice of termination, upon the occurrence of any of the following events: (a) if the Employee is terminated by the Company for any reason other than for "cause" as described below, or (b) if the Employee justifiably resigns and terminates his employment with the Company, provided that such voluntary termination occurs as permitted under Agreement, as described below.
 If the Employee terminates his employment for any other reason pursuant to written notice as provided in the Agreement, he shall be entitled to a lump sum severance benefit equal to the sum of: (a) the Employee's then current base salary for one year, plus (b) one-half of the aggregate amount of bonus paid or earned by the Employee in the two years prior to the date of such written notice of termination.

    A termination for Cause shall have occurred only if such Employee's employment is terminated because he was convicted of a felony, or because of acts or omissions (including failure to follow the lawful instructions of the Company's Board of Directors) on such Employee's part resulting, or intended to result in, personal gain at the expense of the Company (including its subsidiaries) or intentional acts or omissions on such Employee's part causing material injury in excess of $1,000,000 to the property or business of the Company (including its subsidiaries). Cause shall not include: (i) bad judgment or any act or omission reasonably believed by such Employee in good faith to have been in or not opposed to the best interest of the Company (including its subsidiaries); or (ii) any acts or omissions by such Employee in connection with any bid, tender or merger offer, restructuring proposals, or any controversy or litigation relating thereto (whether involving British Vita PLC or other persons), in which the Company may become involved, wherein such Employee's acts or omissions are the subject of controversy with any persons or firms involved in such matters.

    If any of the following events (each a "justification") occur during the term of the Agreements, each Employee may voluntarily terminate and justifiably resign his employment immediately upon the occurrence of such event, and be entitled to the severance benefits described above: (a) any duties are assigned to such Employee or restrictions are placed on such Employee which are inconsistent with his position, duties, responsibilities, and status as President and Chief Executive Officer in the case of Mr. Buechler and Executive Vice President and Chief Operating Officer in the case of Mr. Mueller; or (b) such Employee's base salary, options, and bonuses under such Employee's Agreement are not paid or delivered within seven days of such Employee's notice to the Company that such are due, or the Company takes action which otherwise adversely affects or materially reduces any other benefits or rights which such Employee is entitled to under such Employee's Agreement.

MR. YODER

    On June 30, 1995, the Company entered into an Employment Agreement (the "Agreement") with Mr. Yoder. The term of the Agreement extends to June 30, 1998 with annual base compensation, subject to periodic review for cost of living and/or merit and other increases, of $140,000. In addition, the Agreement requires the Company to maintain term life insurance in the amount of $250,000 for Mr. Yoder's designated beneficiaries for the term of the Agreement, all premiums thereon to be paid by the Company. The Agreement provides for a guaranteed minimum bonus of $25,000 per year, or a greater amount based upon his performance and the overall results of the Company's operations.

PERFORMANCE GRAPH

    The following graph compares cumulative total Company shareholder return for the last five years, with overall market performance, as measured by the cumulative return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Specialty Chemicals Index, assuming an initial investment of $100 at the beginning of the period and the reinvestment of all dividends.


                        10/91  10/92   10/93  10/94   10/95    10/96   CAGR*
SPARTECH CORPORATION     $100   $133    $200   $307    $340     $595   42.9%
S&P 500                  $100   $107    $119   $120    $148     $179   12.3%
S&P Specialty Chemicals  $100   $113    $132   $112    $134     $147    8.0%
* Compound annual growth rate

    In 1996, the Company changed to the S&P Specialty Chemicals Index as its industry comparison instead of the selected peer group index used in prior years. The Company's peer group was required to be reconstituted due to Spartech's acquisition of one of its peer group members (Portage Industries Corporation) in 1996, and the Company believes this broader index is a better comparison for its mix of businesses. The remaining companies that comprised the peer group used in the prior years would have presented a 1996 value of $151, or a CAGR of 8.6% for the five-year period presented.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION


To Our Shareholders:

    The Compensation Committee of the Board of Directors is responsible for approving compensation levels for all executive officers of the Company and for any employee with base compensation in excess of $100,000 per annum, and for any employee with an employment contract. Our objective is to provide compensation that is fair and equitable to both the employee and the Company.
 Consideration is given to the employee's overall responsibilities, professional qualifications, business experience, technical expertise, and their resultant combined value to the Company's long-term performance and growth.

    In establishing compensation levels for the Chief Executive Officer and Chief Operating Officer, we consulted an independent survey published by the actuarial and benefits firm of Towers Perrin, entitled "1995 Towers Perrin Executive Compensation Survey" and had Towers Perrin conduct further analysis for companies with sales revenue between $300 million and $500 million. Base salaries, when combined with anticipated bonuses, were established at levels approximating the average reported for companies of comparable size to Spartech Corporation. Annual bonuses for these two employees are based on the operating results of the Company.

    The Compensation Committee also reviews the stock options to be awarded to all employees. Future stock option awards will be granted to individuals based upon performance.

    The Compensation Committee periodically reviews the compensation levels we established for each employee for whom we are responsible and approves adjustments recommended by the Chief Executive Officer for changes in responsibility for various executives of the Company or economic conditions. We believe that by providing fair and equitable compensation levels, the Company will continue to attract and maintain qualified individuals who are dedicated to the long-term performance and growth of Spartech Corporation.

    In December 1996, the Board authorized broadly based stock ownership guidelines for approximately 75 key managers of the Company. Under the guidelines adopted by the Board, the Company's Chief Executive Officer is expected to hold stock equal to four times base pay, the Chief Operating Officer three times base pay, and other key managers up to two times their base pay. Participants are expected to reach their respective goals over a four-year period. Unexercised stock options are not counted toward achieving these targets.



                                  Thomas L. Cassidy          Francis J. Eaton

                                      W.R. Clerihue       Jackson W. Robinson

SECURITY OWNERSHIP


    The table set forth below identifies the aggregate shares of common stock beneficially owned by each director, by each executive officer, by the executive officers and directors as a group, and by all persons known to the Company as of December 31, 1996, to be the beneficial owner of more than 5% of the 26,366,304 shares of common stock outstanding as of that date.

MANAGEMENT



                                         NUMBER OF         PERCENTAGE OF
                                            COMMON                COMMON
                                            SHARES                SHARES
                                      BENEFICIALLY          BENEFICIALLY
                                          OWNED(1)                 OWNED

Directors and
Executive Officers:

      Francis J. Eaton
      Rodney H. Sellers
      Vita International Limited
      Soudan Street
      Middleton, Manchester
      M24 2DB England                 8,734,987(2)                33.1%

      Thomas L. Cassidy
      The TCW Group
      200 Park Avenue
      New York, NY 10166              4,934,938(3)                18.7%

      Bradley B. Buechler             1,002,362(4)                 3.7%

      W.R. Clerihue                      40,000(5)                   *

      Randy C. Martin                    19,400(6)                   *

      David B. Mueller                  311,170(7)                 1.2%

      David G. Pocost                    17,350(8)                   *

      Jackson W. Robinson                42,000(9)                   *

      Daniel J. Yoder                    51,295(10)                  *

      All Directors and
      Executive Officers as a
      Group (10 persons)             15,153,502(11)               54.7%






CERTAIN BENEFICIAL OWNERS

Other Beneficial Owners
In Excess of 5% of the Common
Shares Outstanding:

      FMR Corp.
      Fidelity Management &
          Research Company
      82 Devonshire Street
      Boston, MA 02109                1,411,200(12)               5.4%

NOTES:

* Denotes that the percentage of class of security beneficially owned is less than 1%.

(1)Includes shares issuable upon exercise of options as noted for the respective owners.

(2)Messrs. Eaton and Sellers, each a director of the Company, are also directors of British Vita PLC and Vita International Limited; as such, these amounts represent common stock ownedby Vita International Limited.

(3)The TCW Group is comprised of TCW Special Placements Fund I, TCW Special Placements Fund II and TCW Capital, all California limited partnerships. Mr. Cassidy, a director, is Managing Director of Trust Company of the West and is a senior partner of TCW Capital; as such, this amount represents the common stock owned by TCW Group, Inc. The shares of common stock are held beneficially by TCW Special Placements Fund I (3,906,451 shares), TCW Special Placements Fund II (998,624 shares) and TCW Capital (29,863 shares), as Investment Manager, pursuant to an investment management agreement dated as of June 30, 1987. The TCW Group, Inc. owns 100% of the stock of TCW Asset Management Company ("TAMCO"). TAMCO is the managing general partner of TCW Capital, a general partnership. TCW Capital is a general partner of TCW Special Placements Fund I and TCW Special Placements Fund II. An investment committee of TAMCO controls the investment decisions and voting of the shares of common stock beneficially owned by The TCW Group, Inc.; the identities of the members of such investment committee are unknown to the Company.

(4)Includes 924,062 shares issuable upon exercise of options presently exercisable.

(5)Includes 10,000 shares issuable upon exercise of options presently exercisable.

(6)Includes 19,000 shares issuable upon exercise of options presently exercisable.

(7)Includes 275,000 shares issuable upon exercise of options presently exercisable.

(8)Includes 16,750 shares issuable upon exercise of options presently exercisable.

(9)Includes 35,000 shares issuable upon exercise of options presently exercisable.

(10)Includes 50,750 shares issuable upon exercise of options presently exercisable.

(11)Includes 1,330,562 shares issuable upon exercise of options presently exercisable.

(12)FMR Corp. beneficially owned 1,411,200 shares of common stock including 1,003,900 shares beneficially owned by Fidelity Management & Research Company as a result of it serving as investment adviser to various investment companies and other funds and 407,300 beneficially owned by Fidelity Management Trust Company as trustee or managing agent for various private investment accounts and other funds. FMR Corp. has sole voting power with respect to the 407,300 shares and sole investment power with respect to the total 1,411,200 shares.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, on the recommendation of the Audit Committee, appointed Arthur Andersen LLP as independent auditors of the Company for fiscal 1997. The Board proposes that the shareholders ratify at this meeting the appointment of Arthur Andersen LLP as independent auditors for fiscal 1997. Arthur Andersen LLP has served as the Company's independent auditors since fiscal 1986. The Company has had no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. In the event a majority of the votes cast at the meeting are not voted in favor of the appointment, the Board will reconsider its selection.

    Arthur Andersen LLP has advised the Company that its representatives will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS
PROPOSAL.


DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

    Management does not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of the Meeting, and it does not know of any business which persons other than management intend to present at the meeting. Should any other matter requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.


PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the 1998 Annual Meeting of the Shareholders of the Company must be received by the Company, for inclusion in its proxy statement and form of proxy relating to that meeting, by September 24, 1997. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be received by the Company in advance of the meeting. The stockholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation, and shares held.

    SHAREHOLDERS ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION IS APPRECIATED.

                                        By Order of the Board of Directors


                                        /S/David B. Mueller
                                        David B. Mueller
                                        Executive Vice President,
January 22, 1997                        Chief Operating Officer and Secretary

Notice of Annual Meeting
and Proxy Statement

Annual Meeting of Shareholders
March 12, 1997

SPARTECH  CORPORATION
7733 FORSYTH * SUITE 1450 * CLAYTON, MISSOURI 63105-1817
Registration Mark

outside back page

SPARTECH CORPORATION PROXY

    Proxy to Vote Shares of Common Stock Solicited by the Board of Directors for the Annual Meeting of Shareholders on March 12, 1997 at 10:00 am CST at the Pierre Laclede Conference Center, 7733 Forsyth Boulevard, Clayton,
Missouri 63105.

    The undersigned hereby appoints W.R. Clerihue and Bradley B. Buechler, and each of them with full power of substitution, as the proxies of the undersigned to vote and act with respect to all shares of Common Stock of Spartech Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on March 12, 1997 and at any and all adjournments thereof with all the powers the undersigned would posses if personally present, upon the matters noted below and such other matters as may properly come before the meeting:

1. ELECTION OF DIRECTORS: [ ] FOR all nominees (except as marked to the contrary
                          [ ] WITHHOLD AUTHORITY for all nominees

                          Thomas L. Cassidy, David B. Mueller, Rodney H. Sellers

2. PROPOSAL TO RATIFY APPOINTMENT OF ARTHUR ANDERSEN LLP, as auditors of the Company for the fiscal year 1997.
                        [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. In accordance with their best judgment upon such matters as may properly come before the meeting.

            [ ] Authority Granted     [ ] Authority Withheld

(Back of Card)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREINBY THE UNDERSIGNED. IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND THE PROPOSAL LISTED AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                  Signature of Shareholder

                                                  Signature of Shareholder

                                                  IMPORTANT: Please sign this
                                                  Proxy exactly as your name
                                                  appears hereon. IF SHARES ARE
                                                  HELD BY MORE THAN ONE OWNER,
                                                  EACH MUST SIGN.  Executors,
                                                  Administrators, trustees,
                                                  guardians, and others signing
                                                  in representative capacity
                                                  should give their full titles.

                                                   DATED: ____________, 1997
                                                   Be sure to date this proxy.